Exhibit (j)

                               Auditors' Consents


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                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A (File No. 2-80886) of our report dated August 22, 2001 relating to the financial statements and financial highlights which appears in the June 30, 2001 Annual Report to the Shareholders of Citizen Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
October 24, 2001

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                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors of
Citizens Funds:

We consent to use of our report dated July 18, 2001 for the Meyers Pride Value Fund (as predecessor to the Citizens Value Fund) incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information included herein.


/s/ KPMG LLP

Columbus, Ohio
October 26, 2001